                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                             ----------------------

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: August 31, 1998
                       ----------------------------------
                        (Date of earliest event reported)


                            Sterile Recoveries, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


       Florida                       000-20997                 59-3252632
(State or other juris-           (Commission File          (I.R.S. Employer
diction of incorporation)            Number)             Identification Number)


                     28100 U.S. Highway 19 North, Suite 201
                            Clearwater, Florida 34621
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (813) 726-4421
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

     On August 31, 1998, Sterile Recoveries, Inc. ("SRI"), a Florida corporation, acquired (the "Acquisition") all of the stock of Repak Surgical Enterprises, Inc. ("Repak"), an Ohio corporation and wholly owned subsidiary of Standard Textile Co., Inc. ("Standard Textile"), in exchange for 566,667 shares of SRI's convertible Series A Preferred Stock ("SRI Preferred Stock"). SRI made the Acquisition in accordance with an Acquisition Agreement dated as of August 31, 1998, among SRI, Repak, and Standard Textile (the "Acquisition Agreement"). SRI concurrently purchased the facility's real estate for $1.5 million cash from Standard's affiliates, with funds loaned to SRI by its principal lender. The Acquisition will be accounted for as a purchase for accounting purposes and will likely be dilutive for SRI through the first quarter of 1999, due to acquisition and transition costs and the effect on SRI's earnings per share of issuing the SRI Preferred Stock. Gary Heiman, President and CEO of Standard Textile, has become an additional director of Sterile Recoveries.

     The SRI Preferred Stock is convertible at any time by its holder into the same number of shares of common stock. The SRI Preferred Stock is mandatorily convertible into common stock on certain conditions, including when the average trading price of SRI's common stock measured over 20 consecutive days has been $18 or more. The SRI Preferred Stock votes together with the common shareholders as one class on an as-converted basis, and does not have any special voting rights as a class, except as provided by law. The SRI Preferred Stock accrues a 2% dividend, payable quarterly, until the earlier of September 1, 2004 or the date that it is converted into common stock. SRI granted Standard incidental and under limited circumstances, demand registration rights with respect to the common stock issuable on conversion of the SRI Preferred Stock.

     Repak Surgical Enterprises, Inc. provides reusable surgical product services similar to SRI's reprocessing service. Repak serves the Ohio and Michigan markets from its facility located in the Cincinnati, Ohio area. The acquisition expands Sterile Recoveries' geographic reach further into Kentucky and Indiana. Repak adds approximately $8 million in annual revenue for SRI and increases its customer base by over 10%. The acquisition also allows STRC to offer its full program to Repak customers, including reusable basins and disposable accessory packs.

     The Acquisition Agreement, Registration Rights Agreement, and First Amendment to Restated Articles of Incorporation (describing the terms of the Series A Preferred Stock) are filed as exhibits to this Current Report on Form 8-K and incorporated by reference in it. The above discussion is qualified by reference to those agreements.

Item 7.    Financial Statements and Exhibits.

      (a)   Financial statements of business acquired.

                  Financial statements will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K.

      (b)   Pro Forma financial information.

                  Not applicable

      (c)   Exhibits.

            2.4 Acquisition Agreement, dated as of August 31, 1998, among Sterile Recoveries, Inc., Standard Textile Co., Inc. and Repak Surgical Enterprises, Inc. Sterile Recoveries, Inc. is not filing the schedules and exhibits to this document, but agrees to furnish them supplementarily at the Securities and Exchange Commission's request.

            4.4 First Amendment to Restated Articles of Incorporation dated as of August 31, 1998 of Sterile Recoveries, Inc. (designating the rights, preferences, and limitations of the Series A Preferred Stock).

            10.29 Registration Rights Agreement dated as of August 31, 1998, between Sterile Recoveries, Inc. and Standard Textile Co., Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by its undersigned officer.

                                       STERILE RECOVERIES, INC.




                                       By:  /s/ James T. Boosales
                                            ----------------------------------
                                            James T. Boosales
                                            Executive Vice President and
                                            Chief Financial Officer


Date:    September 9, 1998

                                  EXHIBIT INDEX

Exhibit No.                    Description
-----------                    -----------

2.4         Acquisition Agreement dated as of August 31, 1998, among Sterile
            Recoveries, Inc., Standard Textile Co., Inc., and Repak Surgical
            Enterprises, Inc.

4.4         First Amendment to Restated Articles of Incorporation dated as of
            August 31, 1998, of Sterile Recoveries, Inc. (creating the Series A
            Preferred Stock)

10.29       Registration Rights Agreement dated as of August 31, 1998, between
            Sterile Recoveries, Inc. and Standard Textile Co., Inc.
